U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2002

                        COMMISSION FILE NUMBER: 333-30364

                              I T Technology, Inc.
             (Exact name of registrant as specified in its charter)

 Delaware                                                             98-0200077
 (State or jurisdiction of                            (I.R.S. Employer I.D. No.)
 incorporation or organization)

                             15303 Ventura Boulevard
                                    Suite 900
                             Sherman Oaks, CA 91403
                    (Address of principal executive offices)

                  Registrant's telephone number: (818) 380-3020

                                 Not applicable
          (Former name or former address, if changed since last report)




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Item 1.    Changes in Control of Registrant

           Not applicable

Item 2.    Acquisition or Disposition of Assets

           Not Applicable

Item 3.    Bankruptcy or Receivership

           Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

           Not Applicable

Item  5.   Other Events and Regulation FD Disclosure

The Registrant's Subsidiary Avenue Energy, Inc. ("Avenue"), exercises its initial option in connection with the Tosun-1 well in the Republic of Turkey.

Avenue has exercised its initial option and made an additional option payment in connection with its participation in the Tosun -1 well and License located in the Republic of Turkey. As set forth in the Company's Form 8-K Report dated November 22, 2002, Avenue, has entered into an Agreement with Aladdin Middle East Ltd. ("AME") and certain related entities, collectively referred to as the Sayer Group Consortium ('SGC') and Middle East Petroleum Services Limited ("MEPS") to acquire up to a 45% participation in certain oil and gas rights and properties located in Turkey (the "Agreement"). On December 20, 2002 the parties modified certain payment terms of the Agreement to extend the due dates with respect to the remaining payments (the "Modification") (See Exhibit 10.1 attached). In connection therewith, Avenue has made its next payment of US $1.25 million which will enable it maintain its option to participate and acquire up to a 45% interest in the Tosun-1 well and License.

Tosun-1, which lies immediately adjacent to the producing Cendere and Karakus oilfields in Southeast Turkey, commenced drilling on November 6, 2002. Drilling operations, which were temporarily suspended for Ramadan, have recommenced and are expected to continue over the next 60 to 90 days.

Under the terms of the Modification, Avenue will acquire a 35% interest in the Tosun well and License through the payment of an additional US$1.75 million. Of such amounts, a payment of US 1.25 million was made on December 20, 2002 and an additional payment of US $500,000 is due on or before February 10, 2003. Avenue also has the option, exercisable by February 10, to increase its interest to 45% of the Tosun-1 well and License and to maintain its options with respect to certain other licenses under the Agreement through an additional payment of US $500,000, payable 5 business days after the Tosun-1 well has reached total depth, which would complete its turnkey cost of US$2.5 million. In the event of a discovery, Avenue's contribution towards electric logging, running a production string, testing and completion costs is capped at US$250,000.

The technical content contained herein was provided by Dr. Jaap Poll, a Certified Member of the American Association of Petroleum Geologists (AAPG) and a Distinguished Member of the Petroleum Exploration Society of Australia (PESA).

See also Avenue's Press Release dated December 23, 2002 regarding the foregoing which is attached hereto as Exhibit 99.1.

SAFE HARBOR: Certain information contained in this Form 8-K Report are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution Investors and prospective Investors about significant factors which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Actual results may differ as a result of factors over which the Company has no control, including general economic and business conditions; effects of war or terrorists acts on the capital markets or the Company's activities, including oil and gas exploration and production, competition and ability to gain market acceptance of products; success of its operating and investment initiatives; including its oil and gas exploration and drilling initiatives, operating costs; fluctuation in oil and gas prices, advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; its ability to obtain financing

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for its ongoing operations or proposed initiatives; availability, terms and deployment of capital; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with, various government regulations; slower than anticipated completion of research and development projects and movements in the foreign exchange rate; illiquidity of its securities and volatility in the trading price of its securities, and other risks listed from time to time in reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. This news release is not an offer to sell or a solicitation of an offer to buy any securities of the Company. Any such solicitation or offer may only be made through a prospectus which has been approved by the Securities and Exchange Commission in the states in which such solicitation or offer has been approved.

Item 6.  Resignations of Registrant's Directors

         Not Applicable


Item 7.  Financial Statements and Exhibits

         (a)   Financial Statements of Business Acquired.

               Not Applicable

         (b)   Pro forma Financial Information.

               Not applicable.

         (c)   Exhibits.

               10.1 Agreement Amending Farmin & Participation Agreement dated
                    November 14, 2002 by and between Avenue Energy, Inc., Aladdin Middle East Ltd., Ersan Petrol Sanayii A.S., Tranmediterranean Oil Company Ltd., and Guney Yildizi Petrol Uretim Sondaj Muteahhitlik ve Ticaret A.S., collectively referred to as the Sayer Group Consortium and Middle East Petroleum Services Limited.

               10.2 Joint Operating Agreement dated December 20, 2002, by and between Avenue Energy, Inc., Aladdin Middle East Ltd., Ersan Petrol Sanayii A.S - License AR/AME - EPS 3462 GAZIANTEP, S.E. ANATOLIA, Republic of Turkey


               99.1 Press release of the Registrant's wholly owned subsidiary
                    Avenue Energy, Inc. dated December 23, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2003.

I.T. Technology, Inc.

/s/  Jonathan Herzog
----------------------------
By: Jonathan Herzog
    Executive Vice President